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                           SIMON PROPERTY GROUP, L.P.

          OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF 6 5/8% NOTES
    DUE 2003, 6 3/4% NOTES DUE 2005, 7 3/8% NOTES DUE 2018 AND 7% MANDATORY
         PAR PUT REMARKETED SECURITIES(SM) DUE 2028 FOR EACH $1,000 IN
              PRINCIPAL AMOUNT OUTSTANDING OF LIKE SERIES OF NOTES


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 7,
          1998, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").


To Our Clients:


     Enclosed for your consideration is a Prospectus dated November 3, 1998 (as the same may be amended or supplemented form time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Simon Property Group, L.P. (f/k/a Simon DeBartolo Group, L.P.) (the "Operating Partnership") to exchange $1,000 principal amount of 6 5/8% Notes due 2003 (the "Exchange 2003 Notes"), 6 3/4% Notes due 2005 (the "Exchange 2005 Notes"), 7 3/8% Notes due 2018 (the "Exchange 2018 Notes," and, together with the Exchange 2003 Notes and the Exchange 2005 Notes, the "Exchange Notes") and 7% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)") due 2028 (the "Exchange MOPPRS", and, together with the Exchange Notes, the "Exchange Securities") of the Operating Partnership , which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Exchange Offer, for each $1,000 principal amount of 6 5/8% Notes due 2003 (the "Original 2003 Notes"), 6 3/4% Notes due 2005 (the "Original 2005 Notes"), 7 3/8% Notes due 2018 (the "Original 2018 Notes," and, together with the Original 2003 Notes and the Original 2005 Notes, the "Original Notes") and 7% MOPPRS(SM) due 2028 (the "Original MOPPRS," and, together with the Original Notes, the "Original Securities"), respectively, of the Operating Partnership.


     The material is being forwarded to you as the beneficial owner of Original Securities held by us for your account or benefit but not registered in your name. A tender of the Original Securities pursuant to the Exchange Offer may be made only by us as the registered holder of the Original Securities, and pursuant to your instructions. Therefore, the Operating Partnership urges beneficial owners of Original Securities registered in the name of a broker, dealer, commercial bank, trust Operating Partnership or other nominee to contact such holder promptly if they wish to tender Original Securities in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Original Securities held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Securities pursuant to the Exchange Offer.


     Your instructions to us should be forwarded as promptly as practicable in order to permit us to tender Original Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on December 7, 1998, unless extended or terminated (the "Expiration Date"). Original Securities tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.


     If you wish to have us tender any or all of your Original Securities held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Securities held by us and registered in our name for your account or benefit.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Simon Property Group, L.P. (f/k/a Simon DeBartolo Group, L.P.) with respect to their Original Securities.

     This will instruct you to tender the Original Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the applicable Original Securities held by you for my account as indicated below:

        AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL SECURITIES TO BE TENDERED

             6 5/8% Notes due 2003:
             ------------------------------------------------------
             6 3/4% Notes due 2005:
             ------------------------------------------------------
             7 3/8% Notes due 2018:
             ------------------------------------------------------
             7% MOPPRS(SM) due 2028:
             ------------------------------------------------------

[ ]Please do not tender any Original
   Securities held by you for my account
Dated: , 1998                                        ----------------------------------------------
                                                     ----------------------------------------------
                                                     SIGNATURE(S)
                                                     ----------------------------------------------
                                                     ----------------------------------------------
                                                     PLEASE PRINT NAME(S) HERE
                                                     ----------------------------------------------
                                                     ----------------------------------------------
                                                     ADDRESS(ES)
                                                     ----------------------------------------------
                                                     AREA CODE(S) AND TELEPHONE NUMBER(S)
                                                     ----------------------------------------------
                                                     TAX IDENTIFICATION OR SOCIAL SECURITY NO(S)

     None of the Original Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Securities held by us for your account.

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